Exhibit 99.1
FOR IMMEDIATE RELEASE
For more information contact:

Investor Relations	Media Relations
Gene Skayne	Anastasia Efstratios
508.323.1080	781.782.5873
gene_skayne@3com.com	anastasia_efstratios@lpp.com
3Com Reports Results for Third Quarter Fiscal Year 2010
MARLBOROUGH, MASS.—March 30, 2010—3Com Corporation (Nasdaq: COMS) today reported financial results for its fiscal 2010 third quarter, which ended February 26, 2010. Revenue in the quarter was $345.9 million, compared to revenue of $324.7 million in the corresponding period in fiscal year 2009, a 6.5 percent increase.
          All regions delivered double-digit revenue growth over the same fiscal year 2009 quarter, except China. Total revenue in our China based operations was down 1.3 percent from the same prior year period, primarily the result of a 77.9 percent decline in sales to Huawei, which were $12.4 million in the quarter. China direct sales were $165.9 million in the quarter, a 29.7 percent increase over the corresponding prior year period.
          3Com’s gross margin was 60.4 percent in the third quarter of fiscal year 2010, compared with gross margin of 57.2 percent in third quarter of fiscal year 2009. On a non-GAAP basis, gross margin was 60.5 percent in the third quarter, compared with 57.4 percent in the same prior year period.
          3Com’s operating profit margin was 6.5 percent in the quarter, up from 0.5 percent in the corresponding prior year period. On a non-GAAP basis, operating profit margin was 13.9 percent in the third quarter, compared with 11.3 percent in the third quarter of the prior year.
          Net income in the quarter was $41.4 million, or $0.10 per diluted share, compared with net income of $1.9 million, or $0.00 per diluted share in the third quarter of the prior fiscal year. On a non-GAAP basis, third quarter fiscal year 2010 net income was $67.2 million, or $0.16 per diluted share, compared with net income of $49.1 million, or $0.13 per diluted share, in the corresponding prior year period.
          3Com generated $89.7 million in cash from operations in the quarter. On a year-to-date basis, 3Com generated $224.8 million in cash from operations. 3Com’s cash and equivalents and short term investments balance at February 26, 2010 was $795.0 million.

3Com Reports Results for Third Quarter Fiscal 2010, p. 2
          “We are very pleased with 3Com’s continued strong performance in the quarter,” said Bob Mao, 3Com’s Chief Executive Officer. “We delivered strong sequential and year-over-year revenue growth while improving gross and operating margins, and generating almost ninety million dollars in cash from operations.” Bob continued “I am particularly gratified by our China direct business, which achieved year-over-year growth of almost thirty percent, essentially offsetting the reduced sales to Huawei.”
Safe Harbor
This news release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding our business objectives and goals. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks relating to: our ability to grow profitably, expand outside of China, maintain and expand in China, improve expense controls while making investments to grow and other risks detailed in the Company’s filings with the SEC, including those discussed in the Company’s quarterly report filed with the SEC on Form 10-Q for the fiscal quarter ended November 27, 2009.
3Com Corporation does not intend, and disclaims any obligation, to update any forward-looking information contained in this release or with respect to the announcements described herein.
The non-GAAP measures used by the Company exclude restructuring, amortization, stock-based compensation expense and, if applicable in the relevant period, unusual items, such as those items detailed in the tables attached to this press release. The required reconciliations and other disclosures for all non-GAAP measures used by the Company are set forth later in this press release, in the Current Report on Form 8-K furnished to the SEC on the date hereof and/or in the investor relations section of our Web site, www.3com.com.
References to the financial information included in this news release reflect rounded numbers and should be considered approximate values.
About 3Com Corporation
3Com Corporation is a $1.3 billion global enterprise networking solutions provider that sets a new price/performance standard for customers. 3Com has three global brands—H3C, 3Com, and TippingPoint—that offer high-performance networking and security solutions to enterprises large and small. The H3C enterprise networking portfolio—a market leader in China—includes products that span from the data center to the edge of the network, while TippingPoint network-based intrusion prevention systems and network access control solutions deliver in-depth, no-compromise application, infrastructure and performance protection.
Copyright© 2010 3Com Corporation. 3Com, the 3Com logo, H3C and TippingPoint are registered trademarks of 3Com Corporation or its wholly owned subsidiaries in various countries around the world. All other company and product names may be trademarks of their respective holders.

3Com Reports Results for Third Quarter Fiscal 2010, p. 3
3Com Corporation
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
TABLE A

	Three Months Ended			Nine Months Ended
	February 26,	November 27,	February 27,	February 26,	February 27,
	2010	2009	2009	2010	2009
Sales	$345,880	$322,164	$324,707	$958,546	$1,021,919
Cost of sales	137,086	128,542	138,878	389,559	446,671

Gross profit	208,794	193,622	185,829	568,987	575,248

Operating expenses (income):
Sales and marketing	100,543	93,754	85,541	279,085	262,943
Research and development	47,997	41,400	45,229	128,365	141,630
General and administrative	21,323	25,786	27,593	68,479	80,699
Amortization of intangibles	16,506	16,755	23,106	50,332	73,330
Patent dispute resolution	—	—	—	—	(70,000)
Restructuring charges	47	1,552	2,860	2,732	7,361

Operating expenses, net	186,416	179,247	184,329	528,993	495,963

Operating income	22,378	14,375	1,500	39,994	79,285

Interest income (expense), net	683	(1,922)	(3,333)	(2,327)	(5,131)
Other income, net	19,676	5,920	16,528	37,143	45,298

Income before income taxes	42,737	18,373	14,695	74,810	119,452

Income tax (provision) benefit	(1,346)	1,619	(12,828)	(5,966)	(24,878)

Net income	$41,391	$19,992	$1,867	$68,844	$94,574

Basic income per share	$0.10	$0.05	$0.00	$0.17	$0.24

Diluted income per share	$0.10	$0.05	$0.00	$0.17	$0.24

Shares used in computing basic per share amounts	396,253	392,688	384,679	392,905	393,868

Shares used in computing diluted per share amounts	411,546	403,501	386,377	403,771	395,232

3Com Reports Results for Third Quarter Fiscal 2010, p. 4
3Com Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
TABLE B

	February 26,	May 29,
	2010	2009
ASSETS

Current assets:
Cash and equivalents	$795,014	$545,818
Short term investments	—	98,357
Notes receivable	26,688	40,590
Accounts receivable, net	129,998	112,771
Inventories, net	114,972	90,395
Other current assets	48,977	56,982

Total current assets	1,115,649	944,913

Property & equipment, net	36,747	40,012
Goodwill	609,297	609,297
Intangibles, net	148,432	198,624
Deposits and other assets	22,823	22,511

Total assets	$1,932,948	$1,815,357

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$74,907	$68,350
Current portion of long-term debt	48,000	48,000
Accrued liabilities and other	484,388	394,103

Total current liabilities	607,295	510,453

Deferred taxes and long-term obligations	37,218	40,729
Long-term debt	64,000	152,000
Stockholders’ equity	1,224,435	1,112,175

Total liabilities and stockholders’ equity	$1,932,948	$1,815,357

3Com Reports Results for Third Quarter Fiscal 2010, p. 5
3Com Corporation
Reconciliation of Non-GAAP Financial Measures
(in thousands, except margin and per-share data)
(unaudited)
TABLE C

	Three Months Ended			Nine Months Ended
	February 26,	November 27,	February 27,	February 26,	February 27,
	2010	2009	2009	2010	2009
GAAP gross margin	60.4%	60.1%	57.2%	59.4%	56.3%
Stock-based compensation expense [b]	0.1%	0.2%	0.2%	0.1%	0.2%

Non-GAAP gross margin	60.5%	60.3%	57.4%	59.5%	56.5%

GAAP operating income	$22,378	$14,375	$1,500	$39,994	$79,285
Restructuring	47	1,552	2,860	2,732	7,361
Amortization of intangible assets	16,506	16,755	23,106	50,332	73,330
Patent dispute resolution [a]	—	—	—	—	(70,000)
Stock-based compensation expense [b]	6,461	6,233	5,663	17,579	17,743
Acquiree expensed acquisition costs [c]	2,802	4,552	—	7,354	—
TippingPoint special admin costs [d]	—	—	—	—	800
Legal contingency accrual [e]	—	—	2,400	—	2,400
Impairment of property and equipment [f]	—	—	1,150	—	1,150

Non-GAAP operating income	$48,194	$43,467	$36,679	$117,991	$112,069

GAAP operating profit margin	6.5%	4.5%	0.5%	4.2%	7.8%
Restructuring	0.0%	0.5%	0.9%	0.3%	0.7%
Amortization of intangible assets	4.8%	5.2%	7.1%	5.3%	7.2%
Patent dispute resolution [a]	—	—	—	—	-6.8%
Stock-based compensation expense [b]	1.9%	1.9%	1.7%	1.8%	1.7%
Acquiree expensed acquisition costs [c]	0.7%	1.4%	—	0.7%	—
TippingPoint special admin costs [d]	—	—	—	—	0.1%
Legal contingency accrual [e]	—	—	0.7%	—	0.2%
Impairment of property and equipment [f]	—	—	0.4%	—	0.1%

Non-GAAP operating profit margin	13.9%	13.5%	11.3%	12.3%	11.0%

GAAP net income	$41,391	$19,992	$1,867	$68,844	$94,574
Restructuring	47	1,552	2,860	2,732	7,361
Amortization of intangibles	16,506	16,755	23,106	50,332	73,330
Patent dispute resolution [a]	—	—	—	—	(70,000)
Stock-based compensation expense [b]	6,461	6,233	5,663	17,579	17,743
Acquiree expensed acquisition costs [c]	2,802	4,552	—	7,354	—
TippingPoint special admin costs [d]	—	—	—	—	800
Legal contingency accrual [e]	—	—	2,400	—	2,400
Impairment of property and equipment [f]	—	—	1,150	—	1,150
Tax adjustment related to resolution of 2008 tax rate in PRC [g]	—	(10,801)	—	(10,801)	—
Charge related to change in tax rates [h]		—	12,083	—	12,083

Non-GAAP net income	$67,207	$38,283	$49,129	$136,040	$139,441

GAAP net income per share	$0.10	$0.05	$0.00	$0.17	$0.24
Restructuring	0.00	0.00	0.01	0.01	0.02
Amortization of intangibles	0.04	0.04	0.06	0.12	0.19
Patent dispute resolution [a]	—	—	—	—	(0.18)
Stock-based compensation expense [b]	0.01	0.02	0.02	0.04	0.04
Acquiree expensed acquisition costs [c]	0.01	0.01	—	0.02	—
TippingPoint special admin costs [d]	—	—	—	—	0.00
Legal contingency accrual [e]	—	—	0.01	—	0.01
Impairment of property and equipment [f]	—	—	0.00	—	0.00
Tax adjustment related to resolution of 2008 tax rate in PRC [g]	—	(0.03)	—	(0.02)	—
Charge related to change in tax rates [h]	—	—	0.03	—	0.03

Non-GAAP net income per share, diluted	$0.16	$0.09	$0.13	$0.34	$0.35

Shares used in computing diluted per share amounts	411,546	403,501	386,377	403,771	395,232

[a]	Resolution of Realtek patent dispute.

[b]	Stock-based compensation expense is included in the following cost and expense categories by period:

	Three Months Ended			Nine Months Ended
	February 26,	November 27,	February 27,	February 26,	February 27,
	2010	2009	2009	2010	2009
Cost of sales	557	591	596	1,688	1,916
Sales and marketing	2,147	2,081	1,599	5,818	4,970
Research and development	538	423	768	1,437	2,545
General and administrative	3,219	3,138	3,144	8,636	8,756

Note:	$444 thousand of stock-based compensation in the three and nine months ended February 27, 2009 has been recorded to restructuring expense

[c]	These expenses relate to the proposed acquisition of the Company in November 2009.

[d]	Costs incurred in the second quarter of fiscal 2009 to facilitate operation of TippingPoint as a more autonomous business.

[e]	Accruals for contingencies relating to patent litigation.

[f]	Impairment charge related to the Company’s land in Hemel. UK.

[g]	We recorded a favorable tax adjustment, reflecting final resolution of our calendar year 2008 tax rate in China.

[h]	These expenses result from a change in the statutory rate used to compute the income tax provision in the PRC.
Note:	Included in the three months ended February 26, 2010 is a $9.9 million tax benefit related to the change of our PRC statutory tax rate from 15% to 10% as our H3C subsidiary was granted Key Software Development Enterprise status for calendar year 2009.